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Exhibit 10.10


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made this 8TH day of December, 2000, to be effective as of December 15, 2000 (the "Effective Date") by and between NCO Financial Systems, Inc., a Pennsylvania corporation, (hereinafter called "Company"), and Albert Zezulinski, an individual (hereinafter called____________________________ "Employee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Company wishes to employ Employee and Employee wishes to be employed by Company on the terms and conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein, intending to be legally bound hereby, Company and Employee agree as follows:

1. Definitions. As used herein, the following terms shall have the meanings set forth below unless the context otherwise requires.

2.

3. "Affiliate" shall mean a person who with respect to any entity, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such entity.

4.

5. "Annual Bonus" shall mean the bonus payments set forth in Section 5(b), as such amount may be adjusted from time to time.

6.

7. "Base Compensation" shall mean the annual rate of compensation set forth in
Section 5(a), as such amount may be adjusted from time to time.

8.

9. "Board" shall mean the Board of Directors of Company.

10.

11. "Business" shall mean the business conducted by Company on the date of execution of this Agreement, including without limitation any business in the collection and/or management of accounts receivable in the healthcare area and including business activities in developmental stages, business activities which may be developed by Company, or any Subsidiary or corporate parent thereof or entity sharing a common corporate parent with Company, during the period of Employee's employment by Company, and all other business activities which flow from a reasonable expansion of any of the foregoing, including any business engaged in by Company subsequent to the execution of this Agreement in which Employee participates.

12.

13.

14. "Cause" shall mean any one or more of the following:

         (a) if Employee is convicted of a felony involving fraud, theft or embezzlement or has entered a plea of nolo contendere (or similar plea) to a charge of such an offense; or

         (b) if Employee commits any act of fraud or deliberate misappropriation relating to or involving Company; or

         (c) habitual intoxication or drug addiction; or

         (d) if Employee commits a material breach of this Agreement, including failure to perform the duties hereunder, which breach effects the business operations of Company, and which breach is not cured by Employee after thirty (30) days prior written notice and opportunity to cure.

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         "Commencement Date" shall have the meaning specified in Section 4 hereof.

         "Confidential Information" shall have the meaning specified in Section 14(c) hereof.

         "Customer" shall mean any individual or entity to whom Company has provided goods or services and with whom Employee had, alone or in conjunction with others, Material Contact during the twelve (12) months prior to the termination of employee's employment.

         "Disability" shall mean Employee's inability, for a period of 90 consecutive days, or more than 180 days in the aggregate over a consecutive period of eighteen months, to perform the essential duties of Employee's position, with or without any reasonable accommodation required by law, due to a mental or physical impairment which substantially limits one or more major life activities.

         "Material Contact" shall mean that (i) Employee had business dealings with Customer on Company's behalf; (ii) Employee was responsible for supervising or coordinating the dealings between such Customer and Company; or (iii) Employee obtained Confidential Information about Customer as a result of Employee's association with employer.

         "Potential Customer" shall mean any individual or entity to whom Company has actively sought to sell goods or services within the twelve (12) month period immediately prior to the termination of Employee's employment and with whom Employee had Material Contact on Company's behalf during that same time period.

         "Restricted Area" shall have the meaning specified in Section 14(a) hereof.

         "Restricted Period" shall mean:

         (a) For purposes of Section 14(a)(A), from the date hereof until two
     (2) years after Employee's employment with Company is either terminated by Employee or by Company for any reason whatsoever;

         (b) For purposes of Section 14(a)(B) and 14(c), from the date hereof until two (2) year after Employee's employment is either terminated by Employee or by Company for any reason whatsoever.

         "Subsidiary" shall mean any corporation in which Company owns directly or indirectly 50% or more of the Voting Stock or 50% or more of the equity; or any other venture in which it owns either 50% or more of the voting rights or 50% or more of the equity.

         "Term of Employment" shall mean the period specified in Section 4 hereof as the same may be modified in accordance with this Agreement.

         2. Employment. Company hereby employs Employee and Employee hereby accepts employment by Company for the period and upon the terms and conditions specified in this Agreement.

         3. Office and Duties.

         (a) Employee shall serve as Executive Vice President and Division Manager of Company's Healthcare Division (the "Division"). In such capacity, Employee shall be responsible for the Division's revenue attainment, including supervision of the Division's sales force and perform sales and marketing services as well overseeing the Division's operations. As the Division's Manager, Employee shall manage the Division's transition to a new platform. Employee shall also render such services as are necessary and desirable to protect and advance the best interests of Company, acting, in all instances, under the supervision of the Chief Executive Officer and Chief Operating Officer of Company and in accordance with the policies set by them. In addition, Employee will render such other services and perform such other executive duties for Company and its direct and indirect wholly owned Subsidiaries and affiliates as the Chief Executive Officer of Company may from time to time reasonably request of Employee. Employee may, in addition, hold such offices with Company which may from time to time be offered to Employee. Employee's authority shall be subject at all times to the direction and control of the Chief Executive Officer and Chief Operating Officer of Company and to such Officers' discretion to determine the policies of Company.

         (b) For as long as Employee shall remain an employee of Company, Employee's entire working time, energy, skill and best efforts shall be devoted to the performance of Employee's duties hereunder in a manner which will faithfully and diligently further the business and interests of Company. Employee may engage in charitable, civic, fraternal, trade and professional association activities that do not interfere with Employee's obligations to Company, but Employee shall not be employed by or receive any remuneration from any other for-profit business without prior written consent of Company, which may be withheld for any reason whatsoever. The foregoing notwithstanding, Employee shall be permitted to provide general financial consulting services to third parties regarding lending and investment transactions ( "Consulting Services") provided that such Consulting Services are fully disclosed to and approved by Company as not being in conflict with (i) Employee's fiduciary obligations to Company, and
     (ii) Company's business interests, and which Consulting Services are not deemed to be a part of Employee's job responsibilities hereunder and do not interfere with Employee ability to perform his duties as the Division's Manager.

         (c) Employee's services will be conducted at Company's offices in the Fort Washington, Pennsylvania area and at such other places as Employee's duties may require; provided however, that Employee shall not be required by Company to relocate his principal residence without his consent, and shall not be required to perform services in any location that is greater than fifty (50) miles from his principal residence, except in the course of normal daily business travel.

         4. Term. Employee shall be employed by Company for an initial Term of Employment of three (3) years (the "Initial Term"), commencing on the date Effective Date (the "Commencement Date"), and ending on December 14, 2003, unless sooner terminated as hereinafter provided. Unless either party elects to terminate this Agreement at the end of the Initial Term by giving the other party written notice of such election at least one hundred twenty (180) days before the expiration of the Initial Term, the Term of Employment shall be deemed to have been extended for an additional term of one (1) year (the "Additional Term") commencing on the day after the expiration of the Initial Term. At any time during the Additional Term, either party may terminate this Agreement by giving the other party written notice of such election at least one hundred twenty (180) days prior to such termination.

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         5. Compensation and Benefits.

         (a) For all of the service rendered by Employee to Company, Employee shall receive Base Compensation at the gross annual rate of Two Hundred Fifty Thousand Dollars ($250,000) payable in installments in accordance with Company's regular payroll practices in effect from time to time.

         (b) The Employee shall be entitled to an annual bonus in an amount up to One Hundred and Twenty Five Thousand Dollars ($125,000) (the "Bonus") based upon the attainment of certain financial goals established by the Company and the Employee of Company and Employee as follows: thirty percent (30%) of the Bonus upon attainment of annual corporate profit goals, thirty percent (30%) of the Bonus upon the Division attaining its annual sales goal and forty percent (40%) of the Bonus upon attainment of annual business objectives.

         (c) In addition to the foregoing compensation, Employee shall receive a commission of Forty percent (40%) of the fee earned by Company as a result of Employee providing Consulting Services in accordance with the provisions of Section 3(b). Attached hereto as Schedule "A" is a listing of a number of transactions in which Employee has been involved and which Company acknowledges that Employee may continue to work while employed by Company but in which transactions Company shall not participate in the fee earned by Employee.

         6. Fringe Benefits. As an inducement to Employee to commence employment hereunder, and in consideration of Employee's covenants under this Agreement, Employee shall be entitled to the benefits set forth below (the "Fringe Benefits") during the Term of Employment:

         (a) Employee shall be eligible to participate in any health, life, accident or disability insurance, sick leave or other benefit plans or programs made available to other similarly situated employees of Company as long as they are kept in force by Company and provided that Employee meets the eligibility requirements and other terms, conditions and restrictions of the respective plans and programs.

         (b) Employee shall be entitled to a total of four (4) weeks paid vacation and personal days during each year, subject to Company's generally applicable policies. All vacation and personal days must be used within the year in which available and may not be carried over into subsequent years. Employee shall give oral or written notice prior to the commencement of any vacation in excess of five (5) business days.

         (c) Company will reimburse Employee for all reasonable expenses incurred by Employee in connection with the performance of Employee's duties hereunder upon receipt of documentation therefor in accordance with Company's regular reimbursement procedures and practices in effect from time to time. Payment to Employee will be made upon presentation of expense vouchers in such detail as Company may from time to time require.

         (d) Employee shall receive an automobile leased by Company, at a monthly cost not to exceed One Thousand Dollars ($1000) and Company shall pay for insurance for such automobile as well as all reasonable expenses related to the operation of the automobile.

         7. Disability. If Employee suffers a Disability, Company may terminate Employee's employment relationship with Company at any time thereafter by giving Employee ten (10) days written notice of termination. Thereafter, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit to Employee, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation accrued through the date of termination,
(b) a pro rata portion of the Annual Bonus earned to the date of termination of employment, to the extent payable hereunder, and (c) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

         8. Death. If Employee dies during the Term of Employment, the Term of Employment and Employee's employment with Company shall terminate as of the date of Employee's death. Company shall have no obligation to Employee or Employee's estate for Base Compensation, Annual Bonus, Fringe Benefits or any other form of compensation or benefit, except as otherwise required by law or by benefit plans provided at Company expense, other than (a) amounts of Base Compensation that have accrued through the date of Employee's death, (b) a pro rata portion of the Annual Bonus earned to the date of Employee's death, to the extent payable hereunder, and (c) reimbursement of appropriately documented expenses incurred by Employee before Employee's death, to the extent that Employee would have been entitled to such reimbursement but for his death.

         9. Termination for Cause. Company may terminate Employee's employment relationship with Company at any time for Cause. Upon termination of Employee under this Section 9, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or other form of compensation or benefits other than (a) amounts of Base Compensation accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

         10. Termination without Cause. Company may terminate Employee's employment relationship with Company at any time without Cause. Notwithstanding termination of Employee' employment under this Section 10, Employee shall continue to be eligible to receive and Company shall continue to pay Employee's Base Compensation in accordance with standard payroll practices, a pro rata portion of the Annual Bonus earned up to the date of termination and all other compensation and benefits as such amounts would have accrued through the end of the Initial Term or, if such termination occurs during the Additional Term, through the end of the Additional Term.

         11. Termination by Employee. Employee may terminate his employment at any time upon at least 180 days' prior written notice to Company. If Employee terminates his employment, Company shall have no obligation to Employee for Base Compensation, Annual Bonus, Fringe Benefits or other form of compensation or benefits other than (a) amounts of Base Compensation accrued through the date of termination, and (b) reimbursement of appropriately documented expenses incurred by Employee before the termination of employment, to the extent that Employee would have been entitled to such reimbursement but for the termination of employment.

         12. Consideration. Employee agrees and acknowledges that Employee is agreeing to be bound by the terms of this Agreement, including without limitation the provisions of Sections 13 and 14, in consideration of Company's agreement to pay in full all amounts due as Base Compensation and other amounts due after Employee's termination without Cause in accordance with Section 10 of this Agreement; and Employee further agrees and acknowledges that the Fringe Benefits described above constitute full, complete and adequate consideration for Employee's obligations hereunder.

         13. Company Property. All advertising, sales, manufacturers' and other materials or articles or information, including without limitation data processing reports, computer programs, software, customer information and records, business records, price lists or information, samples, or any other materials or data of any kind furnished to Employee by Company or developed by Employee on behalf of Company or at Company's direction or for Company's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole property of Company, including in each case all copies thereof in any medium, including computer tapes and other forms of information storage. If Company requests the return of such materials at any time during or at or after the termination of Employee's employment, Employee shall deliver all copies of the same to Company immediately. Notwithstanding the foregoing, Employee may retain records relevant to the filing of Employee's personal income taxes and Company shall grant Employee reasonable access during normal business hours, to business records of Company relevant to the discharge of Employee's duties as an officer of Company or any other legitimate non-competitive business purpose.

         14. Non-competition, Non-interference, Trade Secrets, Etc. Employee hereby acknowledges that, during and solely as a result of his employment by Company, Employee will have access to Confidential Information and business and professional contacts. In consideration of such special and unique opportunities afforded by Company to Employee as a result of Employee's employment and the other benefits referred to in Section 12 of this Agreement, Employee hereby agrees as follows:

         (a) For the duration of the Restricted Period, Employee shall not directly or indirectly (A) engage in (as a principal, shareholder, partner, director, officer, agent, employee, consultant or otherwise) or be financially interested in any business operating within the United States (the "Restricted Area"), which is involved in or any other business activities which are the same as, similar to or in competition with the Business at the time of the termination of Employee's employment; provided however, that nothing contained in this Section 14 shall prevent Employee from performing services similar to the Consulting Services orfrom holding for investment no more than three percent (3%) of any class of equity securities of a company whose securities are publicly traded on a national securities exchange or in a national market system; or (B) (i) solicit, divert away, take away or attempt to solicit or take away any Customer or Potential Customer of Company for the purpose of providing or selling products or services that are similar to or competitive with those provided by Company, if Company is then still engaged in the provision or sale of that type of good or service; or (ii) solicit for employment or in any other fashion hire, or induce or attempt to influence any employee to terminate his or her employment with Company.

         (b) During the Term of Employment, Employee shall not, directly or indirectly, disclose or otherwise communicate to any of the clients, customers or accounts of Company, its Affiliates or any Subsidiary thereof that he is considering terminating, or has decided to terminate, employment with Company. Following the termination of Employee's employment, Company shall have sole discretion to determine who may notify the clients, customers or accounts of Company of the termination of Employee's employment, and the form, substance and timing of such notification; provided, however, that Company shall not disseminate any notice of Employee's termination for any reason other than Cause which is unfavorable to Employee's professional or personal reputation or career. Company shall inform Employee of the identity of all persons or entities to be so notified and provide to Employee a copy of any written notice to such persons or entities at least ten business days prior to its dissemination to allow Employee to object to or otherwise challenge the content of the written notice and/or its dissemination.

         (c) Employee shall not use for Employee's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Company, any "Confidential Information" which term shall mean any information regarding the business methods, business policies, policies, procedures, techniques, research or development projects or results, historical or projected financial information, budgets, trade secrets, or other knowledge or processes of or developed by Company or any names and addresses of customers or clients or any data on or relating to past, present or prospective Company customers or clients or any other confidential information relating to or dealing with the business operations or activities of Company as such relate specifically to commercial collection services, made known to Employee or learned or acquired by Employee while in the employ of Company, but Confidential Information shall not include information otherwise lawfully known generally by or readily accessible to the trade or the general public. All memoranda, notes, lists, records, files, documents and otherpapers and other like items (and all copies, extracts and summaries thereof) made or compiled by Employee or made available to Employee concerning the business of Company shall be Company's property and shall be delivered to Company promptly upon the termination of Employee's employment with Company or at any other time on request. The foregoing provisions of this Subsection 14(c) shall apply during and after the period when Employee is an employee of Company and shall be in addition to (and not a limitation of) any legally applicable protections of Company's interest in confidential information, trade secrets and the like. At the termination of Employee's employment with Company, Employee shall return to Company all copies of Confidential Information in any medium, including computer tapes and other forms of data storage. Notwithstanding the foregoing, Employee may retain records relevant to the filing of Employee's personal income taxes and Company shall grant Employee reasonable access during normal business hours, to business records of Company relevant to Employee's discharge of Employee's duties as an officer of Company or other legitimate non-competitive business purpose.

         (d) Any and all writings, inventions, improvements, processes, procedures and/or techniques which Employee may make, conceive, discover or develop, either solely or jointly with any other person or persons, at any time when Employee is an employee of Company, whether or not during working hours and whether or not at the request or upon the suggestion of Company, which relate to or are useful in connection with the Business or with any business now or hereafter during the time of Employee's employment hereunder carried on or known by Employee to be contemplated by Company, including developments or expansions of its present fields of operations, shall be the sole and exclusive property of Company. Employee shall make full disclosure to Company of all such writings, inventions, improvements, processes, procedures and techniques, and shall do everything necessary or desirable to vest the absolute title thereto in Company. Employee shall write and prepare all specifications and procedures regarding such inventions, improvements, processes, procedures and techniques and otherwise aid and assist Company so that Company can prepare and present applications for copyright or Letters Patent therefor and can secure such copyright or Letters Patent wherever possible, as well as reissues, renewals, and extensions thereof, and can obtain the record title to such copyright or patents so that Company shall be the sole and absolute owner thereof in all countries in which it may desire to have copyright or patent protection. Employee shall not be entitled to any additional or special compensation or reimbursement regarding any and all such writings, inventions, improvements, processes, procedures and techniques.

         (e) Employee acknowledges that the restrictions contained in the foregoing Subsections (a), (b), (c) and (d), in view of the nature of the business in which Company is engaged, are reasonable and necessary in order to protect the legitimate interests of Company, that their enforcement will not impose a hardship on Employee or significantly impair Employee's ability to earn a livelihood, and that any violation thereof would result in irreparable injuries to Company. Employee therefore acknowledges that, in the event of a purported Employee's violation of any of these restrictions, Company shall be entitled to seek from any court of competent jurisdiction preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Company may be entitled.

         (f) If the Restricted Period or the Restricted Area specified in Subsections (a) and (b) above should be adjudged unreasonable in any proceeding, then the period of time shall be reduced by such amount or the area shall be reduced by the elimination of such portion or both such reductions shall be made so that such restrictions may be enforced for such time and in such area as is adjudged to be reasonable. If Employee purportedly violates any of the restrictions contained in the foregoing Subsections (a) or (b), the Restricted Period shall be extended by a period equal to the length of time from the commencement of any such violation until such time as such violation shall be cured by Employee. Company shall have the right and remedy to obtain an order from a court of competent jurisdiction to require Employee to account for and pay over to Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Employee as the result of any transactions constituting a breach of this Section 14, and Employee shall account for and pay over such amounts to Company upon Company's request therefor after anorder is entered directing same. Employee hereby expressly consents to the jurisdiction of any court within the Commonwealth of Pennsylvania to enforce the provisions of this Section 14, and agrees to accept service of process by mail relating to any such proceeding. Company may supply a copy of Section 14 of this Agreement to any future or prospective employer of Employee or to any person to whom Employee has supplied information if Company determines in good faith that there is a reasonable likelihood that Employee has violated or will violate such Section.

         15. Consent to Jurisdiction/Arbitration.

         (a) Any legal suit, action, claim, proceeding or investigation arising out of or relating to this Agreement may be instituted in the Montgomery County Court of Common Pleas of the Commonwealth of Pennsylvania, and each of the parties hereto waives any objection which party may now or hereafter have to such venue of any such suit, action, claim, proceeding or investigation, and irrevocably submits to the jurisdiction of any such court. Any and all service of process and any other notice in any such suit, action, claim, proceeding or investigation shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any jurisdiction other than Pennsylvania.

         (b) With the exception of Company's right to injunctive or equitable relief described in paragraph 14(e) above, any dispute, controversy or claim arising out of or relating to this Agreement or the breach or alleged breach of this Agreement shall be settled by arbitration in Montgomery County, Pennsylvania in accordance with the commercial arbitration rules, then obtaining, of the American Arbitration Association, and judgment upon any such arbitration award rendered by the arbitrators may be entered in any state or federal court sitting in Pennsylvania. If the parties to any such dispute, controversy or claim are unable to agree upon an arbitrator or arbitrators, then three arbitrators shall be appointed by the American Arbitration Association, as it may determine, in accordance with the commercial arbitration rules and practices, then obtaining, of such Association. If the parties to any such dispute, controversy or claim shall agree upon two arbitrators, but such parties or such arbitrators shall be unable to agree upon a third arbitrator, then only such third arbitrator shall be appointed as aforesaid by the American Arbitration Association. Each of the parties and the arbitrators shall use its best efforts to keep confidential the existence of any dispute and arbitration proceedings and all information relating thereto or submitted in connection therewith and, in the event of judicial proceedings for the enforcement of this paragraph or any award pursuant thereto, shall cooperate to seal the record of any such arbitration or judicial proceedings.

         (c) In the event judicial proceedings or arbitration proceedings are commenced, the prevailing party shall be entitled to an award for its reasonable legal fees and costs incurred in relation to such proceedings.

         16. Prior Agreements. Employee represents to Company that there are no restrictions, agreements or understandings, oral or written, to which Employee is a party or by which Employee is bound that prevent or make unlawful Employee's execution or performance of this Agreement.

         17. Miscellaneous.

         (a) Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

         (b) Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-laws doctrines of such jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

         (c) Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when personally delivered, on the day specified for delivery when deposited with a recognized national or regional courier service for delivery to the intended addressee or five (5) days following the day when deposited in the United States mails, first class postage prepaid, addressed as set forth below:

                                 If to Employee:

                              Mr. Albert Zezulinski
                               2146 Pikeland Road
                                Malvern, PA 19355

             with a copy, given in the manner prescribed above, to:

                                Stephen Frishberg
                           Flamm, Boroff, & Bacine, PC
                          925 Harvest Drive, Suite 220
                               Blue Bell, PA 19422

                                 If to Company:

                                Louis Molettiere
                             Chief Operating Officer
                           NCO Financial Systems, Inc.
                             515 Pennsylvania Avenue
                            Fort Washington, PA 19034

             with a copy, given in the manner prescribed above, to:

                                  Joshua Gindin
                  Executive Vice-President and General Counsel
                                 NCO Group, Inc.
                             515 Pennsylvania Avenue
                            Fort Washington, PA 19034

         In addition, notice by mail shall be by air mail if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

         (d) Binding Nature of Agreement. This Agreement shall be binding upon Company and shall inure to the benefit of Company, its present and future Subsidiaries, Affiliates, successors and assigns including any transferee of the business operation, as a going concern, in which Employee is employed and shall be binding upon Employee, Employee's heirs and personal representatives. None of the rights or obligations of Employee hereunder may be assigned or delegated, except that in the event of Employee's death or Disability, any rights of Employee hereunder shall be transferred to Employee's estate or personal representative, as the case may be. Company may assign its rights and obligations under this Agreement in whole or in part to any one or more Affiliates or successors, but no such assignment shall relieve Company of its obligations to Employee if any such assignee fails to perform such obligations.

         (e) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when such number of counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

         (f) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

         (g) Entire Agreement. This Agreement contains the entire understanding among the parties hereto with respect to the employment of Employee by Company, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing. Notwithstanding the foregoing, nothing herein shall limit the application of any generally applicable Company policy, practice, plan or the terms of any manual or handbook applicable to Company's employees generally, except to the extent the foregoing directly conflict with this Agreement, in which case the terms of this Agreement shall prevail.

         (h) Section Headings. The Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         (i) Number of Days. Except as otherwise provided herein, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.

         (j) Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

         (k) Survival. All provisions of this Agreement which by their terms survive the termination of Employee's employment with Company, including without limitation the covenants of Employee set forth in Sections 13 and 14 and the obligations of Company to make any post-termination payments under this Agreement, shall survive termination of Employee's employment by Company and shall remain in full force and effect thereafter in accordance with their terms.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.

                                        NCO FINANCIAL SYSTEMS, INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:



                                           Albert Zezulinski

                                  Schedule "A"
                                  ------------

Starboard Capital                         NCO Financing Transactions related to the Creditrust acquisition.

ExcelleRx, Inc.                           Member of the Board of Directors; and fees and equity interests related to a new round of equity and debt financing.

The Revenue Maximization                  Residual fees related to the AHERF collections
Group, Inc.

MedCambio, Inc.                           Referral fees related to NCO Group and Crozer Keystone Health Systems

